UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2020, Chico’s FAS, Inc. (the “Company”) announced a leadership transition, effective June 24, 2020, designed to strengthen and provide ongoing stability and continuity to the business, and to further support the Company’s future, including the following:

•	Molly Langenstein, current President, Apparel Group, will become Chief Executive Officer (“CEO”) and President of the Company and join the Board of Directors (the “Board”);

•	Bonnie R. Brooks will transition from CEO and President of the Company to Executive Chair of the Board; and

•	Director William S. Simon will become lead independent director of the Board.
Ms. Langenstein, 56, has served as President, Apparel Group since August 1, 2019. She will be appointed to the Board, effective June 24, 2020, at which time the size of the Board will be increased by one. Previously, she served as General Business Manager, Ready-to-Wear at Macy’s, Inc. (“Macy’s”) from 2017 to 2019. Previously, she served as Chief Private Brands Officer of Macy’s and Bloomingdales from 2015 to 2017. Prior to that role, Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. Earlier, her career at Macy’s included assignments as General Merchandise Manager for Men’s and Kids at Macy’s Florida (Miami), for Millennial at Macy’s West (San Francisco) and for Ready-to-Wear at Macy’s North (Minneapolis). She began her work in the apparel retail industry as a buyer at Burdines.
There are no arrangements or understandings between Ms. Langenstein and any other persons pursuant to which Ms. Langenstein was selected as an officer, nor are there any family relationships between Ms. Langenstein and any of the Company's directors or executive officers. Neither Ms. Langenstein nor any related person of Ms. Langenstein has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.
In connection with Ms. Langenstein’s appointment as CEO and President, the Company has entered into a letter agreement, dated as of April 27, 2020, with Ms. Langenstein (the “Langenstein Letter Agreement”), which provides for an annual salary and certain other benefits. Pursuant to the Langenstein Letter Agreement, Ms. Langenstein’s base salary is $1,000,000, prorated for fiscal 2020 for her time as CEO and President and subject to annual increases as set from time to time by the Company’s Board and further subject to the 50% reduction in base salary applicable to all executive officers beginning April 5, 2020 until further notice. Ms. Langenstein is also eligible for an annual bonus under the Company’s Management Bonus Plan with a target of 120% of her base salary earned during the fiscal 2020 performance period as CEO and President, and a payout range from 0% to 200% of her target, which is contingent upon the achievement of corporate and financial objectives. Ms. Langenstein’s annual bonus will be prorated, using target percentage and base salary earned during the fiscal 2020 performance period as President, Apparel Group prior to June 24, 2020. Additionally, Ms. Langenstein will be awarded an equity grant in July 2020, intended to cover the seven months of fiscal 2020 during which she will be CEO and President. Fifty percent of the grant will be awarded as restricted shares, which will vest over a three-year period with one-third vesting each year on the anniversary of the grant date. The remaining 50% (valued at target) will be in the form of performance share units (“PSUs”) that will vest on March 1, 2023, with a payout range from 0% to 150% of the target PSUs awarded, and with the actual number of PSUs earned based on the Company’s financial performance. All other aspects of Ms. Langenstein’s compensation and benefits remain in accordance with her employment letter agreement, dated as of July 15, 2019. The foregoing description of the Langenstein Letter Agreement is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.1 to this Current Report on Form 8-K.
Ms. Brooks, 66, has served as CEO and President of the Company since July 30, 2019 after serving as Interim CEO and President from April 24, 2019 to July 30, 2019. Ms. Brooks’ biographical information is set forth in the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on May 10, 2019, which information is incorporated herein by reference.
There are no arrangements or understandings between Ms. Brooks and any other persons pursuant to which Ms. Brooks was selected as an officer, nor are there any family relationships between Ms. Brooks and any of the Company's directors or executive officers. Neither Ms. Brooks nor any related person of Ms. Brooks has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.
In connection with Ms. Brooks’ appointment as Executive Chair, the Company has entered into a letter agreement with Ms. Brooks, dated as of April 27, 2020 (the “Brooks Letter Agreement”), which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Ms. Brooks’ base salary is $500,000, prorated for fiscal 2020 for her time as Executive Chair and subject to annual increases as set from time to time by the Company’s Board and further subject to the 50% reduction in base salary applicable to all executive officers beginning April 5, 2020 until further notice. Ms. Brooks is also eligible for an annual bonus under the Company’s Management Bonus Plan with a target of 100% of her base salary earned during the fiscal 2020 performance period as Executive Chair, and a payout range from 0% to 200% of her target, which is contingent upon the achievement of corporate and financial objectives. Ms. Brooks’ annual bonus will be prorated, using target percentage and base salary earned during the fiscal 2020 performance period as CEO and President prior to June 24, 2020. All other aspects of Ms. Brooks’ compensation and benefits remain the same as outlined in the employment offer letter, dated as of July 18, 2019, between Ms. Brooks and the Company, except as to equity grants which are not part of her compensation for the Executive Chair role and paid-time-off policies, which are not applicable. While serving as Executive Chair, Ms. Brooks will not receive separate compensation for her service as a director of the Company. The foregoing description of the Brooks Letter Agreement is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.2 to this Current Report on Form 8-K.
In connection with the Company’s planned reorganization, on April 28, 2020, Mary van Praag, who has served as President, Intimates Group, was notified of her termination of employment as a result of the Group President structure being eliminated. The termination is effective as of May 1, 2020. Also, on April 28, 2020, Ann E. Joyce, who has served as Chief Operations Officer, was notified of her termination of employment as a result of her position being eliminated. The termination is effective as of May 1, 2020. In consideration for executing a release agreement, each of Ms. van Praag and Ms. Joyce will be entitled to separation payments equal to six months of base salary, at the current 50% reduction applicable to all executive officer salaries, and payment of health benefits premiums for six months. Ms. Van Praag’s and Ms. Joyce’s unvested restricted stock and PSUs will not receive accelerated vesting and will be forfeited as of May 1, 2020.
Item 7.01 Regulation FD Disclosure.
Lead Independent Director Appointment
In connection with Ms. Brooks’ appointment as Executive Chair of the Board, on April 24, 2020, the Board appointed William S. Simon as the Board’s lead independent director, effective June 24, 2020. As lead independent director, Mr. Simon will receive an annual retainer of $35,000, in addition to other the compensation he receives as a non-employee director. David F. Walker, who has served as Chair of the Board since 2015, will remain a member of the Board.
Organizational Restructure
As part of the Company’s ongoing strategy to improve its ability to sustain the long-term health of the business and preserve financial flexibility during the COVID-19 crisis, on April 29, 2020, the Company announced a significant restructure of the overall organization, including eliminating 27% of the Company’s officer-level positions and reducing headquarters and field leadership positions by 26%. The Company expects this initiative to be substantially complete in the second quarter of 2020 and that it will yield annualized operating expense savings of approximately $30 million.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Employment letter agreement between the Company and Molly Langenstein, dated as of April 27, 2020.
Exhibit 10.2	Employment letter agreement between the Company and Bonnie R. Brooks, dated as of April 27, 2020.
Exhibit 99.1	Press Release of Chico's FAS, Inc. dated April 29, 2020.
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: April 29, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employment letter agreement between the Company and Molly Langenstein, dated as of April 27, 2020.
Exhibit 10.2	Employment letter agreement between the Company and Bonnie R. Brooks, dated as of April 27, 2020.
Exhibit 99.1	Press Release of Chico's FAS, Inc. dated April 29, 2020.
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Amendment Flag	false
Entity Central Index Key	0000897429